SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2014

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 5, 2014, Selectica, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional funds and other accredited investors (the “Investors”) pursuant to which the Company agreed to sell, and the Investors agreed to purchase, 124,890.5 shares of Series E Convertible Preferred Stock, par value $0.0001 per share (the “Series E Stock”), at a purchase price of $60.00 per whole Preferred Share (or $6.00 per one-tenth (1/10) of a Preferred Share, which would convert into one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as described below),which Series E Stock would be converted upon stockholder approval as described below to 1,248,905 shares of Common Stock (subject to adjustment as described below). The transactions described in this Current Report on Form 8-K are described collectively as the “Financing.” The total proceeds raised in the Financing would aggregate to approximately $7.5 million. The Financing is anticipated to close during the Company’s second fiscal quarter, subject to the satisfaction of certain closing conditions.

Certificate of Designation for Series E Stock

Pursuant to a Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock to be filed by the Company with the Delaware Secretary of State (the “Certificate of Designation”), after stockholder approval, each whole share of Series E Stock would be converted automatically into ten shares of Common Stock at an initial conversion price of $6.00 per share of Common Stock, subject to broad-based weighted-average anti-dilution adjustment in the event the Company issues securities, other than certain excepted issuances and subject to certain limitations, at a price below the then current conversion price.

The Series E Stock would not be entitled to a liquidation or dividend preference. Beginning on August 31, 2014, the Series E Stock would be entitled to 10% accruing dividends per annum. The dividends are payable quarterly in cash, beginning on September 30, 2014. Beginning on June 5, 2015, the shares of Series E Stock would be redeemed by the Company upon the request of the holders of at least a majority of the then outstanding Series E Stock, to the extent funds are legally available for such redemption. The redemption price would be equal to the product of (i) the number of shares or fraction of a share of Series E Preferred Stock to be redeemed from each such holder multiplied by (ii) ten (10) times the conversion price then in effect, plus any accrued and unpaid dividends up to, but not including, the redemption date.

The holders of Series E Stock would have the right to vote together with the holders of the Company’s Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote, except that the holders of Series E Stock would not be eligible to vote their shares of Series E Stock on the proposal to be submitted to the Company’s stockholders for approval of the issuance and sale of the securities in the Financing and the conversion of the Series E Stock. Holders of Series E Stock would be entitled to cast a fraction of one vote for each share of Common Stock that would be issuable to such holder on the record date for the determination of stockholders entitled to vote at a conversion rate the numerator of which is $60.00 (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date) and the denominator of which is the closing bid price per share of the Common Stock on June 5, 2014, as reported by Bloomberg Financial Markets.

Warrants

In addition to the issuance of the Series E Stock, at the Closing the Company would issue to each Investor a Warrant to purchase Common Stock (the “Warrants”), initially exercisable for a number of shares of Common Stock equal to 25% of the number of shares of Common Stock underlying the Series E Stock acquired by each such Investor. The exercise price of the Warrants is $7.00 per share. The Warrants would have a five-year term, would not be exercisable for the first six months following the date of issuance and would include a cashless exercise provision which is only applicable if the Common Stock underlying the Warrants (the “Warrant Shares”) is not subject to an effective registration statement or otherwise cannot be sold without restriction pursuant to Rule 144.

Registration Rights Agreement

The Conversion Shares and Warrant Shares would not be registered under the Securities Act of 1933, as amended (the “Securities Act”), upon issuance and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with Financing, however, the Company would enter into the Registration Rights Agreement with the Investors.

Voting Agreements

In connection with the Financing, certain of the Company’s directors and stockholders would be entering into Voting Agreements (collectively, the “Voting Agreements”). Pursuant to the Voting Agreements, the parties thereto would agree to vote in favor of the Financing at a special stockholder meeting (as described below). Pursuant to the terms of the Purchase Agreement, the Company must seek stockholder approval by August 31, 2014.

In connection with the Financing, the Board of Directors provided an exemption for the Financing such that the issuance will not trigger the provisions of the Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, N.A., as Rights Agent, dated January 2, 2009, as amended (the “Rights Agreement”). All other provisions of the Rights Agreement will otherwise remain in effect.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series E Stock to the Investors at the Closing, the issuance of the Warrants at the Closing, and the issuance of shares of Common Stock upon exercise and conversion thereof, are expected to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2014

SELECTICA, INC.

By:	/s/ Todd Spartz
Name:	Todd Spartz
Title:	Chief Financial Officer